Exhibit (10).23

THE MONROE COUNTY BANK

PROFIT SHARING PLAN  .


Amended and Restated

January 1, 1989



TABLE OF CONTENTS


                                                                    PAGE

INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

 1.01 Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

 1.02 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
 1.03 Anniversary Date  . . .. . . . . . . . . . . . . . . . . . . . .  2
 1.04 Annual Additions  . . . . . . . . . . . . . . . . . . . . .. .  . 2
 1.05 Beneficiary . . . . . . . . . . . . . . . . . . . . . . . .. .  . 2
 1.06 Board . . . . . . . . . . . . . . . . . . . . . . . . . . .. .  . 4
 1.07 Committee . . . . . . . . . . . . . . . . . . . . . . . . .. .  . 4
 1.08 Compensation  . . . . . . . . . . . . . . . . . . . . . . .. .  . 4
 1.09 Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 1.10 Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.11 Current Balance . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.12 Defined Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . 5
 1.13 Defined Contribution Plan . . . . . . . . . . . . . . . . . . . . 5
 1.14 Delayed Retirement Date . . . . . . . . . . . . . . . . . . . . . 5
 1.15 Disability Retirement Date. . . . . . . . . . . . . . . . . . . . 5
 1.16 Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . 5
 1.17 Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.18 Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.19 ERISA or Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.20 Fiduciary . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.21 Forfeiture  . . . . . . . . . . . . . . . . . . . . . . . . . ... 6
 1.22 Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 1.23 Highly Compensated Employee. . . . . . . . . . . . . . . . . . .  6
 1.24 Hours of Service  . . . . . . . . . . . . . . . . . . . . . . .. .9
 1.25 IRC . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . 11
 1.26 Limitation Year . . . . . .. . . . . . . . . . . . . . . . . . . 11
 1.27 Maximum Compensation  . . .. . . . . . . . . . . . . . . . . . . 11
 1.28 Net Profits . . . . . . . .. . . . . . . . . . . . . . . . . . . 12
 1.29 Non-Highly Compensated Employee. . . . . . . . . . . . . . . . . 12
 1.30 Normal Retirement Age . . .. . . . . . . . . . . . . . . . . . . 12
 1.31 Normal Retirement Date  . . . . . . . . . . . . . . . . . . . .. 12
 1.32 One Year Break in Service . . . . . . . . . . . . . . . . . . .. 12
 1.33 Participant . . . . . . . . . . . . . . . . . . . . . . . . . .. 14
 1 34 Participation Date  . . . . . . . . . . . . . . . . . . . . . .. 14
 1.35 Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. 14
 1.36 Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
 1.37 Profit Sharing Account  . . . . . . . . . . . . . . . . . . . . .14
 1.38 Profit Sharing Contributions  . . . . . . . . . . . . . . . . . .14
 1.39 Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
 1.40 Total and Permanent Disability or Totally and Permanently
       Disabled . . . . . . .. . . . . . . . . . . . . . . . . . . . . 16
 1.41 Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 17
 1.42 Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
 1.43 Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . 18
 2.01 Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . 18
 2.02 Participation  . . . . . . . . . . . . . . . . . . . . . . . . . 18

 ARTICLE ID  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

CONTRIBUTIONS AND ALLOCATIONS TO PROFIT SHARING ACCOUNTS . . . . . . . 19

 3.01 Profit Sharing Contributions . . . . . . . . . . . . . . . . . . 19
 3.02 Allocation of Adjustment . . . . . . . . . . . . . . . . . . . . 20
 3.03 Avocation of Forfeitures . . . . . . . . . . . . . . . . . . . . 20
 3.04 Equitable Avocations . . . . . . . . . . . . . . . . . . . . . . 21

 ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 LIMITATIONS ON CONTRIBUTIONS AND REQUIRED
  DISTRIBUTION OF BENEFITS  . . . . . . . . . . . . . . . . . . . . .  22
 4.01 Maximum Additions   . . . . . . . . . . . . . . . . . . . . . .  22
 4.02 Multiple Plan Participation . . . . . . . . . . . . . . . . . .  23
 4.03 Required Distributions  . . . . . . . . . . . . . . . . . . . .  24

 ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

 5.01 Normal Retirement . . . . . . . . . . . . . . . . . . . . . . .  27
 5.02 Delayed Retirement  . . . . . . . . . . . . . . . . . . . . . .  27
 5.03 Disability Retirement . . . . . . . . . . . . . . . . . . . . .  27
 5.04 Death Before Retirement or Termination of Employment  . . . . .  28
 5.05 Death After Retirement or Termination of Employment . . . . . .  28
 5.06 Termination of Employment . . . . . . . . . . . . . . . . . . .  28
 5.07 Method of Payment . . . . . . . . . . . . . . . . . . . . . . .  31
 5.08 Maximum Option Payable  . . . . . . . . . . . . . . . . . . . .  34
 5.09 Benefits to Minors and Incompetents . . . . . . . . . . . . . .  34

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   FUNDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 6.01 Contributions . . . . . . . . . . . . . . . . . . . . . . . . .  37
 6.02 Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

 ARTICLE VII  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   FIDUCIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 7.01 General . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 7.02 Corporation . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 7.03 Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
 7.04 Administrative Committee  . . . . . . . . . . . . . . . . . . .  39
 7.05 Claims for Benefits . . . . . . . . . . . . . . . . . . . . . .  40
 7.06 Claims Procedures   . . . . . . . . . . . . . . . . . . . . . .  41
 7.07 Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 7.08 Missing Persons . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   AMENDMENT AND TERMINATION OF THE PLAN  . . . . . . . . . . . . . .  44
 8.01 Amendment of the Plan . . . . . . . . . . . . . . . . . . . . .  44
 8.02 Termination of the Plan . . . . . . . . . . . . . . . . . . . .  44

 ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN . . . . . . . . . . .46
 9.01 Method of Participation . . . . . . . . . . . . . . . . . . . . .46
 9.02 Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . .46

 ARTICLE X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
 TOP HEAVY PLAN PROVISIONS . .  . . . . . . . . . . . . . . . . . . . .48
 10.01 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
 10.02 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .48
 10.03 Minimum Top Heavy Contribution . . . . . . . . . . . . . . . . .51
 10.04 Defined Benefit Plan Minimum Accrued Benefit . . . . . . . . . .52
 10.05 Multiple Plan Participation  . . . . . . . . . . . . . . . . . .52
 10.06 Minimum Vesting  . . . . . . . . . . . . . . . . . . . . . . . .52
 10.07 Top Heavy Contribution . . . . . . . . . . . . . . . . . . . . .53

 10.08 Top Heavy Assumptions  . . . . . . . . . . . . . . . . . . . . .53

 ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .54
 11.01 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .54
 11.02 Construction   . . . . . . . . . . . . . . . . . . . . . . . . .54
 11.03 Administrative Expenses  . . . . . . . . . . . . . . . . . . . .54
 11.04 No Employment Contracts  . . . . . . . . . . . . . . . . . . . .54
 11.05 Spendthrift Clause   . . . . . . . . . . . . . . . . . . . . . .54
 11.06 Merger, Consolidation or Transfer  . . . . . . . . . . . . . . .55
 11.07 Return of Contributions. . . . . . . . . . . . . . . . . . . . .56
 11.08 Indemnification. . . . . . . . . . . . . . . . . . . . . . . . .56
 11.09 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .56
 11.10 Maximum Deductible Contribution. . . . . . . . . . . . . . . . .56
 11.11 Payment of Employer Contributions to Trustee . . . . . . . . . .56
 11.12 Notification of Individual Account Balance   . . . . . . . . . .57
 11.13 Exclusive Benefit. . . . . . . . . . . . . . . . . . . . . . . .57
 11.14 Severability . . . . . . . . . . . . . . . . . . . . . . . . . .57
 11.15 Misstatement . . . . . . . . . . . . . . . . . . . . . . . . . .57
 11.16 Receipt Prior to Payment . . . . . . . . . . . . . . . . . . . .57
 11.17 Payments to Minors and Incompetents. . . . . . . . . . . . . . .57

 ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
   ADOPTION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . .59

                             INTRODUCTION

     The Monroe County Bank Profit Sharing Plan, became effective January 1, 1967, and was subsequently amended effective January 1, 1976 as The Monroe County Bank Revised Profit Sharing Plan (~Profit Sharing Plan") and subsequently amended and restated effective January 1, 1985.

     Effective January 1, 1987, the First National Bank of
Monroeville Revised Profit Sharing Plan was merged into The Monroe County Bank Revised Profit Sharing Plan.

     The amended and restated Profit Sharing Plan herein contained constitutes an amendment, effective January 1, 1989, to the earlier plan provisions, rather than a replacement of such plan. The name of the Plan, however, is changed back to the Monroe County Bank Profit Sharing Plan effective January 1, 1994. The plan provisions as in effect immediately prior to this January 1, 1989 amendment, shall remain in effect for those Participants who are not actively employed by the participating Employers at any time after such date. The assets held under the 1976 trust will continue to be held pursuant to the Plan as herein amended.

     The Employer intends that this Plan be qualified as a profit-sharing plan under applicable governmental rules. The purpose of the Plan is to provide additional incentives and retirement security for eligible Employees of participating Employers by permitting them to share in the profits of the Employer. Therefore, Employer Contributions to the Plan, if any, shall be conditioned on and only made to the extent there are current or accumulated Net Profits of the Employer.

     It is intended that this amended and restated Plan, together with the Trust Agreement, meet all the requirements of the Internal
Revenue Code of 1986, as amended, and the Plan shall be interpreted, wherever possible, to comply with the terms of the Code and all formal regulations and rulings issued under the Code and amendments thereto.

     Except as otherwise provided herein the Plan as amended and restated has the terms and provisions hereinafter set forth, effective January 1, 1989.

                               ARTICLE I
                              DEFINITIONS

     As used herein and in the concomitant Trust Agreement, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:

     Section 1.01 Adjustment means the net increases and decreases in the market value of the Fund during a Plan Year or other period exclusive of any Contribution during such year or other period. Such increases and decreases shall include such items as realized or unrealized investment gains and losses, investment income, and may include the reasonable expenses of administering the Fund and the Plan.

Section 1.02 Affiliate means an organization which is a member of the same controlled group of organizations as the Employer as determined pursuant to IRC Sections 414(b), (c), (m), and (o) but which is not an Employer.

Section 1.03 Anniversary Date means the first day of the Plan Year.

Section 1.04 Annual Additions means for any Employee in any Limitation Year, the sum of Contributions made by the Employer, Forfeitures and Contributions made by the Employee other than Rollover Contributions.

     Section 1.05 Beneficiary means any person or persons (or trust) designated by a Participant or otherwise entitled to receive such benefits as may become payable under the provisions of the Plan after the death of such Participant.

     Except as otherwise provided in Section 5.07, a Participant's designation of a Beneficiary is subject to the following:

Section 1.05(a) - Upon commencing participation, each Participant shall designate a Beneficiary on forms provided by the Committee, and such forms shall be maintained in files held by the Committee.

Section 1.05(b) - A Participant may, from time to time, change the Beneficiary designation by written notice to the Committee and, upon such change, the rights of all previously designated Beneficiaries to receive any benefits under the Plan shall cease.

Section 1.05(c) - If, at the date of death of the Participant, there is no valid and current designation of Beneficiary on file with the Committee or if all designated Beneficiaries pre-decease the Participant, then any death benefits which would have been payable to the designated
Beneficiary shall be payable to the Participant's Spouse who survives him, if any; if none, to the Participant's children who survive him, equally; or if none survive, then to the Participant's estate.

Section 1.05(d) - If payments are continued to a Beneficiary and the Beneficiary dies prior to receiving the entire Death Benefit, the remaining portion of such Death Benefit shall be paid in a single sum to the estate of such deceased Beneficiary.

Section 1.05(e) - The interpretation of the Committee with respect to any Beneficiary designation, subject to the applicable law, shall be binding and conclusive upon all parties and no person who claims to be a Beneficiary, or any other person, shall have the right to question any action of the Committee, which in the judgment of the Committee fulfills the intent of the Participant who filed such designation.

Section 1.05(f) - A Participant may elect to have his estate receive such benefits as may become payable under the provisions of the Plan after the death of such Participant. In such event, any benefits payable under the Plan after the death of the Participant must be distributed: (i) within five (5) years after the death of the Participant; and (ii) in accordance with IRC
Section 401(a)(9) and the regulations issued thereunder.

     If a Beneficiary designated by a Participant is not the Participant's Spouse, then the Spouse's written consent shall be required with respect to such alternate Benefic _ 3 designation to become effective and must be limited to a benefit for a specific alternate Beneficiary. The Spouse's consent must acknowledge the effect of the consent, shall be irrevocable once given and shall be witnessed by a representative of the Committee or a notary public. Any change in the designation of an alternate Beneficiary shall also require the consent of the Spouse for such change to become effective. The Committee may accept an election other than that provided hereunder without the consent of the Spouse if there is no Spouse, the Spouse cannot be located, or such other circumstances as may be prescribed by regulations. Any spousal consent shall only be applicable to the Spouse granting such consent.

Section 1.06 Board means the board of directors of the Corporation.

Section 1.07 Committee means the administrative committee provided for in
Article VII.

     Section 1.08 Compensation means, for any Employee, total earnings, prior to withholding, paid to him by the Employer during a calendar year excluding bonuses, overtime and commissions, plus salary reductions in effect under the IRC Section 125 plan of the Employer during such calendar year. Compensation shall exclude extraordinary compensation such as the imputed value of group life insurance and any Contributions by the Employer to this or any other employee benefit programs. Reference herein to Compensation with respect to any period of time shall mean the total Compensation as defined in the preceding sentence. Notwithstanding the preceding, effective for Plan Years commencing on or after January 1, 1989, in no event shall Compensation exceed the amount as may be determined by the Secretary of the Treasury pursuant to IRC Section 401(a)(17). In determining the Compensation of an Employee for purposes of this limit, the family member aggregation rules required under
Section 1.23(b) shall apply, except that in applying such rules, the term "family member" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age nineteen
(19) before the dose of the Plan Year. If, as a result of the application of such rules, the Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of the Compensation limitation under IRC Section 401(a)(17).

     Section 1.09 Contributions means payments as provided herein by the Employer to the Trustee for the purpose of providing the benefits under this Plan.

     Section 1.10 Corporation means The Monroe County Bank, an
Alabama corporation, any successor thereto or any Corporation which may be merged or consolidated or to which all or substantially all of its assets may be transferred. For purposes of ERISA as it relates to the employees of each Employer, the Corporation is the sponsor, the named Fiduciary and the Plan Administrator of the Plan.

     Section 1.11 Current Balance as used in regard to a Participant's Profit Sharing Account or stipulated portion thereof, means, as of any date, the account balance as of the Valuation Date which coincides with or immediately precedes such date plus any Contributions made to the Fund since such Valuation Date on behalf of such Participant reduced by any distributions made since such Valuation Date.

     Section 1.12 Defined Benefit Plan means a plan established and qualified under IRC Section 401 or 403, except to the extent it is, or is treated as, a Defined Contribution Plan.

     Section 1.13 Defined Contribution Plan means a plan which is established and qualified under IRC Section 401 or 403, which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to each participant's account and any income and expenses or gains or losses (both realized and unrealized) which may be allocated to such accounts.

     Section 1.14 Delayed Retirement Date means the later of: (a) the last day of the month in which the Participant actually retires after his Normal Retirement Date, and (b) the first Valuation Date following his commencement of participation in the Plan.

     Section 1.15 Disability Retirement Date means the later of:
(a) the last day of the month in which the Participant is determined to be Totally and Permanently Disabled, and (b) the first Valuation Date following his commencement of participation in the-Plan =

     Section 1.16 Effective Date means January 1, 1967, or such later date as of which an Employer shall have adopted the Plan for its Employees.

     Section 1.17 Employee means each current or future employee of the Employer (but excluding any person considered a leased employee within the meaning of Internal Revenue Code Section 414(n)) who has either
(a) had at least one thousand (1,000) Hours of Service in his first twelve
(12) months of employment commencing on the date he completed his first Hour of Service or (b) had at least one thousand (1,000) Hours of Service in any Plan Year.

     Section 1.18 Employer means, collectively or individually as the context may indicate, the Corporation and any other corporation which (a) is a member of the same controlled group of corporations as the Corporation [as determined pursuant to IRC Section 414(b), (c), (m), and (a)], (b) the Board shall have authorized to adopt the Plan and (c) by action of its own board of directors shall have adopted the Plan or any successor to one or more of such entities.

     Section 1.19 ERISA or Act means the Employee Retirement Income Security Act of 1974 as amended.

     Section 1.20 Fiduciary means any person considered a fiduciary with respect to the Plan within the meaning of ERISA Section 3(21)(A).

     Section 1.21 Forfeiture means the non-vested portion of the Current Balance of a Former Participant's Profit Sharing Account which is reallocated to remaining Participants pursuant to Section 3.03.

Section 1.22 Fund means the trust fund created in accordance with Article VI.

Section 1.23 Highly Compensated Employee means:

Section 1.23(a) - Any employee who during the Plan Year or preceding Plan Year meets one of the following criteria -

 (i) was at any time a Five Percent (5%) Owner of the Employer or Affiliate;

 (ii) received Maximum Compensation from the Employer or Affiliate in excess of seventy-five thousand dollars ($75,000) (or such larger amount as may be determined by the Secretary of Treasury);

(iii) received Maximum Compensation from the Employer or Affiliate in excess of fifty thousand dollars ($50,000) (or such larger amount as may be determined by the Secretary of Treasury) and was in the top-paid group consisting of the top twenty percent (20%) of the employees (considering all Employees of the Employer or Affiliate) when ranked on the basis of Maximum Compensation during such Plan Year; or

(iv) was at any time an officer and received Maximum Compensation greater than fifty percent (50%) of the amount in effect under IRC
Section 415(b)(1)(A) for such Plan Year. No more than fifty (50) employees - or if lesser, the greater of three (3) employees or ten percent (10%) of the employees, shall be treated as officers. If, for the Plan Year, no officer of the Employer or Affiliate receives the above described amount of Maximum Compensation, the highest paid officer of the Employer or Affiliate for such Plan Year shall be treated as a Highly Compensated Employee hereunder.

     An employee shall be considered a Highly Compensated
Employee for purposes of (a)(i) of this Section if he was a Five Percent (5%) Owner of the Employer or Affiliate in the Plan Year of determination or the preceding Plan Year. An employee shall not be considered a Highly
Compensated Employee for purposes of (a)(ii), (a)(iii) and (a)(iv) of this
Section if he was a Highly Compensated Employee in the current Plan Year but was not a Highly Compensated Employee in the preceding Plan Year unless such employee is a member of the group consisting of the one hundred (100) employees paid the greatest Maximum Compensation during the Plan Year for which such determination made.

Section 1.23(b) - The following employees shall be excluded for purposes of determining the number of officers under subparagraph
(iv) above and the size of (but not the identity of) the top-paid group under paragraph (a)(iii) of this section:

(i) employees who have not completed six (6) months of service;

(ii) employees who normally work less than seventeen and one-half
(171/2) hours per week;

(iii) employees who normally work not more than six (6) months during any year;

(iv) employees who have not attained age twenty-one (21);

(v) except to the extent provided in regulations, employees who are included in a collective bargaining agreement between employee representatives and an Employer or Affiliate; and

(vi) employees who are nonresident aliens and who receive no earned income (within the meaning of IRC Section 911(d)(2) from an Employer or Affiliate which constitutes income from sources within the United States (within the meaning of IRC Section 861(a)(3)).

     Except as otherwise provided in Article IV, if an employee is a Family Member of another employee who is during the Plan Year or immediately preceding Plan Year (i) a Five Percent (5%) Owner of the Employer or Affiliate, or (ii) one (1) of the ten (10) Highly
Compensated Employees of the Employer or Affiliate paid the greatest amount of Maximum Compensation, the Maximum Compensation paid to and contributions made on behalf of such Family Member shall be treated as having been paid to or made on behalf of such Five Percent (5%) Owner or Highly Compensated Employee.

     Any former employee shall be treated as a Highly Compensated
Employee if such employee was a Highly Compensated Employee (i) in the Plan Year that he terminated employment, or (ii) in any year ending after his fifty-fifth (55th) birthday. In addition, an employee who works only a de minimis amount of service may be considered a Highly Compensated Employee.

Section 1.23(c) - For purposes of this Section, the following definitions shall apply:

(i) The term "Family Member" as used in this Section 1.23 shall mean with respect to any Employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

(ii) The term "Five Percent (5%) Owner" shall have the same meaning as is specified in IRC Section 416(i).

(iii) The determination of "Maximum Compensation" for purposes of this Section shall be made without regard to IRC Sections 125, 402(a)(8) and 402(h)(1)(B) and in the case of contributions by the Employer made pursuant to a salary reduction agreement, without regard to IRC
Section 403(b).

Section 1.23(d! - For the purpose of determining who is a Highly
Compensated Employee, the Committee may make the calendar year election for any Plan Year, as defined in Treas. Reg. 1.414(q)-1T, Q&A-14(b), with respect to this Plan; provided, however, such election must apply with respect to all plans of the Employer and Affiliates for such year.

Section 1.24 Hours of Service means the sum of:

Section 1.24(a) - Each hour for which an employee is paid, or entitled to payment for the performance of duties for the Employer during the applicable computation period.

Section 1.24(b) - Each hour for which an employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or leave of absence. However, the determination of hours under this paragraph (b) shall be subject to the following restrictions:

(i) No more than five hundred one (501) hours shall be credited to an employee during any single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period).

(ii) No such hours shall be credited to an employee if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment or disability insurance laws.

(iii) Hours shall not be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.

Section 1.24(c) - Each hour during which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to military duty and any other periods in which an employee was not paid or entitled to payment and would presumably have performed services for the Employer but for the fact that such individual was on a military leave of absence for service in the armed forces of the United States of America, provided the individual entered such service directly from the employ of the Employer, was discharged from such service and was re-employed by the Employer within the period during which his employment rights as a veteran are protected by law.

Section 1.24(d) - Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer provided, however, that the same hours shall not be credited both under paragraphs
(a), (b) or (c) of this Section, as the case may be, and under this paragraph (d).

     Hours of Service shall not include any period during which the employee was employed by a predecessor of the Employer, unless the predecessor's organization maintained the Plan or a predecessor plan or credit for such period of employment is otherwise granted under the Plan.

     Hours of Service under paragraphs (a), (c) and (d) of this Section shall be determined from the Employer records. Hours of Service under paragraph (b) of this Section shall be determined in accordance with Department of Labor Regulations Section 2530.200b-2. Hours of
Service hereunder shall be credited to the appropriate computation period in accordance with Department of Labor Regulations Section 2530.200b-2(c).

     Notwithstanding anything herein to the contrary, nothing in this Section shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law.

Section 1.25 IRC means the Internal Revenue Code of 1986, as amended.

     Section 1.26 Limitation Year means the twelve (12) month period commencing January 1 and ending December 31.

     Section 1.27 Maximum Compensation means a Participant's wages, as defined in Code Section 3401(a), and all other payments of compensation to a Participant by his Employer or Affiliate (in the course of the Employer's or Affiliate's trade or business) for which the Employer or Affiliate is required to furnish the Participant a written statement under Code Sections 6401(d), 6051(a)(3) and 6052 (Form W-2 or substitute). Compensation must be determined without regard to any rules under Code
Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     Maximum Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year. For
Limitation Years commencing on and after January 1, 1989, Maximum Compensation shall be limited to the amount as may be determined by the Secretary of the Treasury pursuant to IRC Section 401(a)(17).

     This definition shall be interpreted consistent with IRC
Section 415 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

     Section 1.28 Net Profits means for any Plan Year the
Employer's net operating profits for such year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices excluding any extraordinary gains or losses from non-operational areas.

     Section 1.29 Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

Section 1.30 Normal Retirement Age means age sixty-five (65).

     Section 1.31 Normal Retirement Date means the later of: (a) the last day of the month in which the Employee attains his sixty-fifth
(65th) birthday, and (b) the first Valuation Date following his commencement of participation under the Plan.

     Section 1.32 One Year Break in Service means a Plan Year during which an Employee has completed five hundred (500) or fewer Hours of Service.

     For periods commencing on or after January 1, 1985, and to the extent not already credited, Hours of Service shall be credited solely for purposes of determining whether a One Year Break in Service has occurred with respect to an Employee who is absent from work regardless of whether the employee is paid for such absence:

Section 1.32(a) - By reason of the pregnancy of the Employee,

Section 1.32(b) - By reason of the birth of a child of the Employee,

12

Section 1.32(c) - By reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

Section 1.32(d) - For purposes of caring for such child for a period beginning immediately following such birth or placement.

Hours of Service to be credited for such purpose shall be:

(i) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or

(ii) in any case in which the Committee is unable to determine the hours in (i) above, eight (8) Hours of Service per normal workday of absence,

except that the total number of hours treated as Hours of Service by reason of any such pregnancy or placement shall not exceed five hundred one (501) hours. The hours in items (i) and (ii) above shall be treated as Hours of Service hereunder:

(iii) only in the Plan Year in which the absence from work begins, if an Employee would be prevented from incurring a One Year Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service as provided in paragraphs (a), (b), (c) or (d) above; or

(iv) in any other case, in the immediately following Plan Year.

     Further, the Committee may request that the Employee furnish any information the Committee may require to establish that the absence is for the reasons hereinbefore provided and the number of days for which there was such an absence. In the event such information is not submitted in a timely manner, no Hours of Service shard pursuant to this paragraph.

                                13

     Section 1.33 Participant means any Employee who becomes a Participant as provided in Article II.

Section 1.34 Participation Date means January 1 and July 1.

     Section 1.35 Plan means The Monroe County Bank Profit
Sharing Plan, as contained herein or as duly amended.

     Section 1.36 Plan Year means each twelve (12) month period beginning on January 1 and ending on December 31.

     Section 1.37 Profit Sharing Account means the account established on behalf of a Participant which as of January 1, 1976, shall consist of his "Profit Sharing Account" as defined in The Monroe County Bank Profit Sharing Plan as constituted and valued as of December 31, 1975, in accordance with said Plan. On and after January 1, 1976, there shall be credited to the Participant's Profit Sharing Account (a) the amount of the Employer's Contribution allocated to the Participant pursuant to
Article III; (b) the Participant's proportionate share in any Forfeiture; and
(c) the Participant's proportionate share of the Adjustment, attributable to this Account.

     Section 1.38 Profit Sharing Contributions mean the contribution made by the Employer pursuant to Article III hereof.

     Section 1.39 Service means, as of any date the sum of past
Service, if any, under Section 1.39(a) and future Service under Section 1.39(b), subject to Section 1.39(c), Section 1.39(d) and Section 1.39(e), if applicable:

Section 1.39(a) If the Employee was employed by the Employer on December 31, 1975, he shall receive credit for past Service. Past Service shall mean the number of years of continuous employment by the Employer of an Employee from his most recent hiring date prior to January 1, 1976, until January 1, 1976, rounded up to the next full year.

                                  14

Past Service shall not be broken and shall be credited for absences due to:

(i) Vacation, temporary sickness, or injury;

(ii) Leaves of absence duly granted by the Employer continuing for a period of not more than one (1) year, with all Employees under similar circumstances being treated alike;

(iii) Disabilities arising in or out of the course of his employment by the Employer and compensable under any Workmen's Compensation Act or Occupational Disease Act applicable to him;

(iv) Service in the armed forces of the United States or any of its allies during any war or state of emergency in which the United States shall be engaged, or in the armed forces of the United States while any form of law requiring compulsory military service shall be in effect and when such law shall be applicable to the Employee, provided that in either case the Employee shall have directly entered into such armed forces and shall not have reenlisted after the date of first entering and shall have made application for employment within the period and subject to the conditions for re-employment rights as provided by such law.

Section 1.39(b) - Future Service shall be the total number of Plan Years during which the Employee has at least one thousand (1,000) Hours of Service for the Employer during the period of time commencing on the later of (i) January 1, 1976; and (ii) if Section 1.39(c) is applicable, the Anniversary Date coincident with or immediately preceding the applicable re-employment date.

Section 1.39(c) - Notwithstanding the above, if a terminated
Participant is subsequently re-employed and again becomes a Participant, his Service shall not includes employment prior to re-employment if the Participant's vested interest in Employer Contributions under the Plan was zero at date of termination and the Participant's number of consecutive One Year Breaks in Service equal or exceed the greater of (i) five consecutive One
Year Breaks in Service, or (ii) the number of Years of the Participant's
Service as of his termination date. However, the provisions of Section 1.39(c)(i) shall only apply to Employees actively participating in the Plan for periods on and after the first day of the Plan Year following December 31, 1984.

Section 1.39(d) - Notwithstanding the above, if (i) an Employee's first twelve (12) months of employment begin after January 1, 1976, but before January 1, 1979, and overlaps two (2) Plan Years, (ii) the Employee is credited with at least one thousand (1,000) Hours of Service during such twelve (12) month period, and (iii) the Employee is credited with fewer than one thousand (1,000) Hours of Service during each of those two
(2) Plan Years, then the Employee shall be credited with one (1) year of Service effective as of entry into the Plan.

Section 1.39(e) - For purposes of this Section 1.39, employment and Hours of Service with The First National Bank of Monroeville shall be considered to be Service with the Employer.

     Section 1.40 Total and Permanent Disability or Totally and Permanently Disabled means a physical or mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made (i) on medical evidence by a licensed physician designated by the Committee, (ii) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer but administered by an independent third party, or (iii) on evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability. Total and Permanent Disability shall exclude disabilities arising from:

                                                   _ ~
Section 1.40(a) - Chronic or excessive use of intoxicants, drugs, or narcotics; or

Section 1.40(b) - Intentionally self-inflicted injury or intentionally self-induced sickness; or

16

Section 1.40(c) - A proven unlawful act or enterprise on the part of the Participant; or

Section 1.40(d) - Military service where the Participant is eligible to receive a government-sponsored military disability pension.

     Section 1.41 Trust Agreement means the agreement entered into between the Employer and the Trustee pursuant to Article VI.

     Section 1.42 Trustee means such individual, individuals or financial institution, or a combination of them as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor trustee to the trustee initially designated thereunder.

     Section 1.43 Valuation Date means the last day of each Plan
Year subsequent to the Effective Date, as of which date the Fund shall be valued at fair market value. The Committee may from time to time value the Fund as of any other date as it deems desirable.


17

                                ARTICLE II
                       ELIGIBILITY AND PARTICIPATION

     Section 2.01 Eligibility - Each person who was a Participant on December 31, 1988, subject to the provisions hereinafter contained, shall continue as acParticipant after such date.

     On any Participation Date, beginning with January 1, 1989, an Employee whocis not yet a Participant but whose original date of employment (including cemployment with The First National Bank of Monroeville) is at least one (1) year prior to said Participation Date shall become a Participant on that Participation Date.

     Section 2.02 Participation - Each person who becomes a Participant shall remain a Participant so long as he remains an Employee. In the event an Employee ceases to be a Participant due to his termination of employment and is later reemployed, he shall once again become a Participant upon his re-employment date.

18



                           ARTICLE III
CONTRIBUTIONS AND ALLOCATIONS TO PROFIT SHARING ACCOUNTS

Section 3.01 Profit Sharing Contributions -

Section 3.01(a) Contributions - For each Plan Year subsequent to the Effective Date each Employer may contribute to the Fund a discretionary amount, out of its current or accumulated Net Profits to be allocated on behalf of each Participant eligible to recede an allocation hereunder. Such discretionary amount shall be determined by the Employer's Board of Directors.

Section 3.01(b) Allocation of Profit Sharing Contributions to
Profit Sharing Accounts -In the event an Employer makes a Profit Sharing Contribution to the Fund, such Profit Sharing Contribution shall be credited as of the December 31 Valuation Date to the Profit Sharing Account of each Participant who has not retired from or terminated his employment with the Employer or died or become Totally and Permanently Disabled prior to or as of such Valuation Date.

     Each such Participant's share in the Profit Sharing Contribution shall be determined in the following manner.

Section 3.01(b)(i) - One (1) unit shall be granted for each year of Service with the Employer.

Section 3.01(b)(ii) - One (1) unit shall be granted for each one hundred dollars ($100) of Compensation. One (1) unit shall be given for fractions of Compensation of fifty dollars ($50) or more with fractions of less than fifty dollars ($50) disregarded.

Section 3.01(b)(iii) - The total number of units for all Participants, as calculated in Section 3.01(b)(i) and Section 3.01(b)(ii) above, shall be determined by the Committee and divided into the Employer's Profit Sharing Contribution in order to determine the value of one (1) unit.

Section 3.01(b)(iv) - The value of one (1) unit, as determined in
Section 3.01(b)(iii) above shall then be multiplied by the number of units credited to each Participant to determine his share of the Employer's Profit Sharing Contribution.

     Section 3.02 Allocation of Adjustment - The Committee shall determine the Adjustment of the Fund for the period elapsed since the last preceding Valuation Date by adding together all income received, realized and unrealized profits, and deducting therefrom all taxes, charges or expenses (unless paid for by the Corporation) and any realized or unrealized losses which may have been sustained. Such Adjustment shall be allocated as of the Valuation Date in the following manner to the accounts of all then Participants or former Participants who maintain a credit balance in their Profit Sharing Account. The Adjustment shall be prorated and credited or debited, as the case may be, to the accounts of all such Participants and Former Participants on the Valuation Date, prior to the allocation of contributions as provided in Section 3.01 and Forfeitures as provided in Section 3.03, on the basis of the ratio of (a) the Participant's or Former Participant's credit balance in his Profit Sharing Account to (b) the total of all such Participants' or Former Participants' credit balances for the same period. In determining whether a credit balance is present, the Committee shall first determine the value of a Participant's
Profit Sharing Account as of the prior Valuation Date; from this amount any distributions and Forfeitures resulting from such Participant's termination of employment shall be subtracted. Distributions made pursuant to Article V shall not share in any Adjustment determined in accordance with this Section.

     The Committee shall maintain the necessary accounting to ensure that each Participant's allocation is properly credited or debited to his Profit Sharing Account.

     Section 3.03 Allocation of Forfeitures - The Committee shall determine the amount of Forfeitures for each Employer as of each Valuation Date by adding together all amounts forfeited pursuant to Section
5.06 since the last preceding December 31 Valuation Date. Forfeitures shall be reallocated among the remaining Participants actually employed by the Employer from whom such Forfeiture was derived. Forfeitures shall be allocated as of the December 31 Valuation Date among the Profit
Sharing Accounts of each Participant (who has not retired from or terminated his employment with the Employer or died or become Totally and

Permanently Disabled prior to or as of such Valuation Date) in the same proportion as the Employer's Profit Sharing Contribution as set forth in Section 3.01.

     Section 3.04 Equitable Allocations - The Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' accounts. Should the Committee determine that the strict application of its accounting procedures will not result in an equitable and non-discriminatory-allocation among the accounts of Participants, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Article.

     Further, notwithstanding anything contained in this Article III herein to the contrary, the Committee, in order to administer the Plan in an equitable and nondiscriminatory manner with respect to all Participants, may choose an alternate date to value Participants' accounts for all purposes including distributions from the Plan and any other transaction needing a specific Valuation Date.

                            ARTICLE IV
      LIMITATIONS ON CONTRIBUTIONS AND REQUIRED DISTRIBUTION OF
                            BENEFITS

     Section 4.01 Maximum Additions - Anything in the Plan to the contrary notwithstanding, the total Annual Additions made to the Profit Sharing Account of a Participant for any Limitation Year commencing on and after January 1, 1983, when combined with any similar Annual Additions credited to the Participant for the same period-from all other qualified Defined Contribution Plans maintained by the Employer, shall not exceed the lesser of paragraphs (a) and (b) following:

Section 4.01(a) - Thirty thousand dollars ($30,000) or if greater, twenty- five percent (25%) of the dollar limitation in effect under IRC Section 415(b)(1)(A); and

Section 4.01(b) - Twenty-five percent (25%) of the Participant's total non-deferred Maximum Compensation received from the Employer for such Limitation Year.

     In the event a Participant is covered by more than one Defined Contribution Plan maintained by the Employer, the maximum Annual Additions under this Plan as noted above shall be decreased as determined necessary by the Employer, prior to the reduction of such other Defined Contribution Plans, to ensure that all such plans will remain qualified under the IRC.

     In the event that as of any Valuation Date corrective adjustments in the Annual Addition to any Profit Sharing Account is required pursuant to this Section, the Profit Sharing Account shall be reduced by the lesser of: (i) the amount required to ensure compliance with this Section, and
(ii) Employer Contributions on behalf of the Participant during the applicable Plan Year. If a further corrective adjustment in a Participant's Profit Sharing Account is necessary, the Profit Sharing Account of such Participant shall be reduced by the portion of Forfeitures to be allocated to such Participant's Account for such Plan Year which is necessary to ensure compliance with this Section.

     If, as a result of the allocation of Forfeitures, a reasonable error is made in estimating a Participant's annual Maximum Compensation, or under other facts and circumstances which the Internal Revenue Service finds justify the availability of these rules, any amount withheld or taken from a Participant's Profit Sharing Account pursuant to the above, shall be segregated in the Fund in a separate account and applied toward the Contribution of the Employer for the next Limitation Year.

     Section 4.02 Multiple Plan Participation - If a Participant is a participant of a Defined Benefit Plan maintained by the Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Limitation Year may not exceed 1.0.

     For purposes of maximum Annual Additions to Defined
Contribution Plans and maximum annual benefits payable from Defined Benefit Plans, all Defined Contribution Plans and all Defined Benefit Plans, whether or not terminated, shall be combined and treated as one (1) such plan.

     For purposes of this Section, the term "defined contribution plan fraction" shall mean a fraction the numerator of which is the sum of all of the Annual Additions to the Participant's Individual Account under this Plan as of the close of the Limitation Year and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year of employment with the Employer:

Section 4.02(a) the product of 1.25 multiplied by the dollar limitation in effect in Section 4.01(a) for such year determined without regard to IRC Section 415(c)(6); or

Section 4.02(b) the product of 1.4 multiplied by an amount determined pursuant to Section 4.01(b) with respect to each individual under the Plan for such Limitation Year.

     For purposes of this Section, the term, "defined benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the said defined benefit plan) determined as of the close of the Limitation Year and the denominator of which is the lesser of:

Section 4.02(c) the product of 1.25 multiplied by the dollar limitation in effect pursuant to IRC Section 415(b)(1)(A) for such Limitation Year; or

Section 4.02(d) the product of 1.4 multiplied by the amount which may be taken into account pursuant to IRC Section 415(b)(1)(B) with respect to each individual under the Plan for such Limitation Year.

     The limitation on aggregate benefits from a Defined Benefit
Plan and a Defined Contribution Plan which is contained in IRC Section
415(e) shall be complied with by a reduction (if necessary) in the Participant's benefits under the Defined Benefit Plan(s) [in accordance with the provisions of the said plan(s)] before a reduction of any such Defined Contribution Plan.

     Section 4.03 Required Distributions - In the event that there shall be a portion of a Participant's Profit Sharing Account which shall be due and payable pursuant to this Article IV, and the Participant has not elected otherwise in accordance with the provisions of the Plan, any payment of benefits or commencement thereof to the Participant shall begin not later than sixty (60) days after the close of the Plan Year in which occurs the latest of the dates described in Section 4.03(a), (b) or (c) where:

Section 4.03(a) is the date on which the Participant's attains his Normal Retirement Age; and

Section 4.03(b) is the date the Participant terminates his service with the Employer; and

Section 4.03(c) is the tenth (10th) anniversary of the date the Employee becomes a Participant.

     Notwithstanding anything contained herein to the contrary, the Plan shall begin to distribute the entire interest of each Participant not later than a date prescribed in paragraph (d) below with such payment(s) being made at least as rapidly as that described in paragraph (e) below.

Section 4.03(d) - In all events, benefits shall commence by the April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2). Notwithstanding the foregoing, Participants who have never been five percent (5%) owners as defined in IRC Section 401(a)(9), and reached age seventy and one-half (70 1/2) before January 1, 1988 may elect to defer benefit commencement under the Plan until the April 1 which follows the calendar year in which such Participants retire from the employ of the Employer.

Section 4.03(e) - The payment of benefits hereunder shall be made in accordance with IRC Section 401(a)(9) and the regulations issued thereunder, inclusive of the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Treasury Regulations:

(i) over the life of such Participant or over the lives of such Participant and his Beneficiary, or

(ii) over a period not extending beyond the life expectancy of such Participant or the life expectancies of such Participant and his Beneficiary.

     Further, except as provided in paragraph (f) following, if a Participant dies before the distribution of the Participant's interest begins pursuant to paragraph (e) above, the entire interest of the Participant shall be distributed within five (S) years after the death of such Participant.

Section 4.03(f) - The immediately preceding sentence shall not be applicable provided:

(i) any portion of the Participant's interest is payable to (or for the benefit of) a designated Beneficiary;

(ii) such portion will be distributed (in accordance with regulations) over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary);

(iii) such distributions begin not later than one (1) year after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulation prescribe; or

(iv) the designated Beneficiary is the surviving spouse of the Participant and distributions commence on or before the date on which the Participant would have attained age seventy and one-half (70 1/2).

     If the surviving spouse dies before the distribution to such spouse, this paragraph (f) shall be applied as if the surviving spouse were the Participant.

Section 4.03(g) - If distributions have begun and if the Participant dies before his entire interest has been paid to him, then the remainder of the interest will be distributed to his Beneficiary at least as rapidly as it would have been distributed to the Participant, under the method of distribution in effect as of the date of the Participant's death.

Section 4.03(h) - For purposes of this Section, the life expectancy of a Participant and the Participant's spouse (other than in the case of a life annuity) will not be redetermined unless the Participant or the Participant's spouse (as the case may be) elects no later than the date benefit commencement is required under IRC Section 401(a)(9) to have his (or her) life expectancy redetermined (but not more frequently than annually).

Section 4.03(i) - Under regulations prescribed by the Secretary of the Treasury for purposes of this Section, any amount paid to a child of a Participant shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted by regulation).

                              ARTICLE V
                            DISTRIBUTIONS

     Section 5.01 Normal Retirement - Upon the retirement of a Participant on his Normal Retirement Date, the Participant shall be eligible to receive the Current Balance of his Profit Sharing Account as of the date of distribution and the Committee shall thereupon direct the Trustee to distribute to such Participant such amount in accordance with
Section 5.07.

     Section 5.02 Delayed Retirement - In the event a Participant remains in the employ of the Employer beyond his Normal Retirement Date, he shall thereafter retire on his Delayed Retirement Date.

     Upon the retirement of a Participant in accordance with the provisions of this Section, the Participant shall be eligible to receive the Current Balance of his Profit Sharing Account as of the date of distribution and the Committee shall direct the Trustee to distribute to such Participant such amount in accordance with Section 5.07.

     Section 5.03 Disability Retirement - Upon the retirement of a Participant on his Disability Retirement Date, the Current Balance of his Profit Sharing Account as of the date of distribution shall become payable and the Committee shall thereupon direct the Trustee to distribute to such Participant such amount in accordance with Section 5.07.

     Notwithstanding anything in this Section 5.03 to the contrary, a Participant who retires in accordance with this Section shall (a) have the right, at any time, prior to his commencement of benefits to defer commencement of his disability retirement benefit until the April 1 following the calendar year in which he attained age seventy and one half (70 1/2) and (b) if deferred benefit commencement is elected under (a), have the right, at any time subsequent to his Disability Retirement Date but prior to April 1 following the calendar year in which he attained age seventy and one-half (70 1/2) to elect an earlier benefit commencement date. All assets held on behalf of a Participant pursuant to this paragraph shall continue to be debited or credited, as the case may be, with an allocation of the Adjustment pursuant to Section 3.02.

     Section 5.04 Death Before Retirement or Termination of Employment - Upon the death of a Participant before retirement or termination of employment the Current Balance of such Participant's Profit Sharing Account as of the date of distribution shall become payable and the Committee shall direct the Trustee to distribute to such Participant's Beneficiary such amount in accordance with Section 5.07.

     Section 5.05 Death After Retirement or Termination of Employment - Upon the death of a Participant who is not receiving benefit payments in accordance with Section 5.07(c)(i), (ii) or (iii) or if a retired or terminated Participant who has elected to receive his benefit payments pursuant to Section 5.07(b) should die prior to receiving such benefit payments, the Committee shall direct the Trustee to distribute to such Participant's Beneficiary the vested portion of the Current Balance of the Participant's Profit Sharing Account or other separate account in accordance with Section 5.07. Upon the death of a Participant who is receiving benefit payments in accordance with Section 5.07(c)(i), (ii) or
(iii) or if a retired or terminated Participant who has elected to receive benefit payments pursuant to Section 5.07(c)(i), (ii) or (iii) should die prior to the commencement of such benefit payments, the provisions of
Section 5.07(c)(i), (ii) or (iii) shall control concerning any payments upon the death of such Participant.

     Section 5.06 Termination of Employment - Upon termination of employment for any reason, other than retirement, death or Total and Permanent Disability, a Participant's benefit shall equal the vested portion of the Current Balance of his Profit Sharing Account.

     If a Participant's date of termination occurs prior to January 1, 1989 and prior to his age sixty (60), he shall be vested in his Profit Sharing Account in accordance with the following table:

                                   Vested
 Service                         Percentage
 Less than 2 years                   0%
 2 years but less than 3 years       10%
 3 years but less than 4 years       20%
 4 years but less than 5 years       30%
 5 years but less than 6 years       40%
 6 years but less than 7 years       50%
 7 years but less than 8 years       60%
 8 years but less than 9 years       70%
 9 years but less than 10 years      80%
 10 years but less than 11 years     90%
 11 years or more                   100%

     If a Participant's date of termination occurs on or after January 1,1989 and prior to his age sixty (60), he shall be vested in his Profit Sharing Account in accordance with the following table:

                                  Vested
 Service                        Percentage
 Less than 2 years                  0%
 2 years but less than 3 years      10%
 3 years but less than 4 years      20%
 4 years but less than 5 years      40%
 5 years but less than 6 years      60%
 6 years but less than 7 years      80%
 7 years or more                   100%

     Notwithstanding the foregoing, a Participant shall be one hundred percent (100%) vested in his Profit Sharing Account upon the occurrence of his death, Total and Permanent Disability or the attainment of his age sixty (60) while in the employ of the Employer.

     If the vested portion of the Current Balance of the Participant's Profit Sharing Account is not greater than three thousand five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of the Treasury), the Committee shall direct the Trustee to distribute to the Participant the vested portion of said Current Balance as soon as reasonably possible following the December 31 Valuation Date next following his termination of employment in accordance with Section 5.07. If the vested portion of the Current Balance of the Participant's Profit
Sharing Account determined at the time of any distribution is in excess of three thousand five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of the Treasury), the Participant's consent shall be required for such distribution to be made.
If the Current Balance at the time of any distribution exceeds thirty-five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of the Treasury) then the Current Balance as of any subsequent distribution date shall be deemed to be in excess of thirty-five hundred dollars ($3,500). In the event the Participant does not consent to such distribution being made upon his termination of employment, the vested portion of the Current Balance of the Participant's Profit
Sharing Account shall continue to be held in his Profit Sharing Account until the April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2), or if earlier, the Valuation
Date next following the date the Participant requests an earlier distribution. Except as otherwise provided in Section 5.07(c), while such amount is being held in his Profit Sharing Account, it shall continue to share in the Adjustment of the Fund pursuant to Section 3.02.

     Upon termination of employment, the non-vested portion of the Current Balance of the Participant's Profit Sharing Account shall be held in the Participant's Profit Sharing Account until the December 31
Valuation Date coinciding with or next following the earlier of: (i) the distribution to a Participant of the vested portion of his Profit Sharing Account before the close of the second Plan Year following the Plan Year in which his termination of employment occurred, or (ii) the occurrence of five (5) consecutive One Year Breaks in Service, at which time it shall become a Forfeiture, subject to the reinstatement provisions hereinafter provided, and reallocated to remaining Participants in accordance with Section 3.03. While such nonvested amount is being held in the Participant's Profit
Sharing Account, it shall share in the Adjustment of the Fund as set forth in Section 3.02.

     In the event a partially vested Participant, who received a distribution before the close of the second Plan Year following the Plan Year in which occurred his termination of employment in accordance with the preceding provisions of this Section, is re-employed prior to incurring five (5) consecutive One Year Breaks in Service beginning after the date of distribution, and such

Participant repays the amount of the distribution previously paid to him upon his termination of employment prior to the end of the five (5) Year period beginning with the Employee's date of re-employment, the Employer shall reinstate the amount which was previously forfeited by such Participant and reallocated to remaining Participants in accordance with
Section 3.03. Such amount shall be reinstated as of the Valuation Date following the date the Participant repays the amount previously distributed to him by reason of his termination of employment from the income or gains of the Fund, from current Forfeitures or from Employer Contributions, at the Employer's discretion.

     In the event a Participant who terminates employment has received a distribution after the close of the second Plan Year following the Plan Year in which such termination occurs, is re-employed prior to incurring five (5) consecutive One Year Breaks in Service, he shall not have a repayment right. Upon any subsequent termination of such a re-employed Participant at a time when he is not fully vested in his Profit Sharing Account, the vested value of such Participant's Profit Sharing Account ("X") shall be determined by the formula X = P [AB + D] - D; where P equals the vested percentage under this Section 5.06 at such later date, AB equals the balance in such account at such later date, and D equals the amount distributed to the Participant attributable to the Profit Sharing Account.

     In the event a Participant who has terminated his employment with an Employer is reemployed as an Employee prior to receiving a distribution of the vested portion of his Profit Sharing Account, he shall not be entitled to a distribution as provided in this Section due to such termination, but shall be entitled to a distribution as determined herein upon any subsequent termination of employment for any reason.

     A non-vested Participant shall be deemed to be paid his entire interest in the Plan upon his termination of employment and shall forfeit the non-vested portion of his Individual Account as of such date. However, if such Participant is re-employed and again becomes a Participant hereunder prior to incurring five (5) consecutive one year Breaks in Service, such forfeited portion of his Individual Account shall be reinstated.

Section 5.07 Method of Payment -

Section 5.07(a) Application for Benefits - In order to receive a benefit under the Plan, a Participant, his Beneficiary, or next of kin must make written application therefor on a form or forms provided by the Committee at least thirty (30) days before distribution is to be made. The Committee may require that there be furnished to it in connection with such application all information pertinent to any question of eligibility and the amount of any benefit.

     Each Participant whose vested Current Balance in his Profit Sharing Account exceeds three thousand five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of the Treasury) or such Participant's Beneficiary shall have the right to elect to have his benefit paid under an option hereinafter set forth in paragraph (c) in lieu of the benefit otherwise provided for in paragraph (b).

     If the vested portion of the Current Balance of a Participant's Profit Sharing Account is not greater than three thousand five hundred dollars ($3,500) (or such other amount as may be prescribed by regulations of the Secretary of the Treasury), the Committee shall direct the Trustee to distribute to the Participant or his Beneficiary the vested portion of said Current Balance as soon as reasonably possible following the Participant's retirement, termination or date of death in the form of a lump sum.

     A Participant who desires to have his benefits paid under an optional form provided in paragraph (c) shall make such an election by written notification to the Committee on forms provided by the Committee at least thirty (30) days before distribution is to be made. An election by a Participant to receive his benefit under paragraph (c) below, may be revoked by such Participant in writing to the Committee at any time prior to the commencement of benefits.

Section 5.07(b) Normal Form - In the absence of the election of an optional method of payment as provided in paragraph (c) below, benefits shall be payable in one lump sum payment in cash.

Section 5.07(e) Optional Forms - In lieu of receiving payment in accordance with paragraph (b) above, a Participant or Beneficiary may elect in writing to receive his distribution in accordance with one of the following options:

(i) In monthly installments from a segregated account over a period not to exceed the lesser of (i) five (5) years or (ii) the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

(ii) A Participant or Beneficiary (other than the estate of a deceased Participant as provided in Section 1.05(f)) may elect in writing that his benefits be paid in monthly or annual installments from a segregated account over a period not to exceed the lesser of (i) ten
(10) years or (ii) the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

(iii) A Participant or Beneficiary may elect that his benefits be paid partially in a lump sum with the remainder paid in accordance with either paragraph (c)(i) or (ii) above.

     As soon as practical after the amount that is distributable to a Participant is determined, if his distribution will be paid in installments or delayed more than six (6) months if payable in a lump sum, his Profit Sharing Account shall be segregated from other Fund assets and invested in a separate account. The investment of such segregated account shall be in such federally insured savings account as is determined by the Trustee, with all interest earned on such investments credited to such accounts and all disbursements charged thereto. Such account may be held in cash but only (a) for a limited period between investments, or (b) as a reserve to meet installments distributions due shortly. In the event of the death of either a Participant or Beneficiary to whom periodic installments are being paid, or are due to be paid, prior to receipt of the full interest in such account, the remaining balance of such segregated account shall be paid in cash or in kind as soon as practical to the Beneficiary of such Participant.

     Section 5.08 Maximum Option Payable - In the event a Participant elects to have his benefit paid under Section 5.07(b), (c)(ii) or (c)(iii) and the designated Beneficiary is not the spouse of the Participant, the option elected shall be made in accordance with IRC Section 401(a)(9) and the regulations issued thereunder, inclusive of the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Treasury Regulations and restricted so that the present value of the payments expected to be made to the Participant is more than fifty percent (50%) of the present value of the total payment expected to be made to the Participant and his Beneficiary.

     Section 5.09 Benefits to Minors and Incompetents - In case any person entitled to receive payment under the Plan shall be a minor, the Committee, in its discretion, may dispose of such amount in any one or more of the following ways:

Section 5.09(a) - By payment thereof directly to such minor;

Section 5.09(b) - By application thereof for the benefit of such minor;

Section 5.09(c) - By payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount shall be paid shall have advised the Committee in writing that he will hold or use such amount for the benefit of such minor.

     In the event that it shall be found that a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to the spouse, son, daughter, parent, brother, sister or other person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

     Section 5.10 Direct Rollover Option - This Section 5.10 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Plan, a distributee who is not subject to any of the four (4) limitations set forth in Section 5.10(a) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Section 5.10(a) - The four (4) limitations on a distributee's direct rollover rights are as follows: (1) a distributee may not elect the direct rollover option if the distributee's eligible rollover distributions during a Plan Year are reasonably expected to total less than two hundred dollars ($200), (2) a distributee may not divide an eligible rollover distribution into two (2) or more separate distributions to be paid in direct rollovers to two (2) or more eligible retirement plans; instead, an eligible rollover distribution that is distributed in a direct rollover may only be paid to one (1) eligible retirement plan selected by the distributee, (3) if the distributee elects to have only a portion of an eligible rollover distribution paid to an eligible retirement plan in a direct rollover, such portion must equal at least five hundred dollars ($500); if the entire amount of the eligible rollover distribution is less than five hundred dollars ($500) the distributee may not divide the distribution, and (4) a distributee shall not be eligible to elect a direct rollover of an eligible rollover distribution unless the distributee makes such election within the time period established by the Committee.

Section 5.10(b) - Eligible rollover distribution - An eligible rollover distribution is any distribution of all or any portion of the balance of the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary; or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9);
and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Section 5.10(c! - Eligible retirement plan - An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Section 5.10(d) - Distributee - A distributed includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

Section 5.10(e) - Direct Rollover - A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributed.

                              ARTICLE VI
                               FUNDING

     Section 6.01 Contributions - Contributions by the Employer as provided for in Article III shall be paid over to the Trustee. All Contributions by the Employer shall be irrevocable, except as herein provided, and may be used only for the exclusive benefit of Participants and their Beneficiaries.

     Section 6.02 Trustee - The Corporation will enter into an agreement with the Trustee "hereunder the Trustee will receive, invest and administer as a trust fund Contributions made under this Plan in accordance with the Trust Agreement.

     Such Trust Agreement is attached hereto and incorporated by reference as a part of the Plan, and the rights of all persons hereunder are subject to the terms of the Trust Agreement. The Trust Agreement specifically provides, among other things, for the investment and reinvestment of the Fund and the income thereof, the management of the Fund, the responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by the Trustee and the disbursement of the Fund.

     The Trustee shall, in accordance with the terms of such Trust Agreement, accept and receive all sums of money paid to it from time to time by the Employer, and shall hold, invest, reinvest, manage and administer such moneys and the increment, increase, earnings and income thereof as a trust fund for the exclusive benefit of Participants and their Beneficiaries or the payment of reasonable expenses of administering the Plan.

                          ARTICLE VII
                          FIDUCIARIES

     Section 7.01 General - Each Fiduciary shall discharge his duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants and Beneficiaries, or defraying the reasonable expenses of administering the Plan. Each Fiduciary, in carrying out such duties and responsibilities, shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Further, a Fiduciary (with investment responsibilities under the Plan) shall have an overall responsibility to diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

     A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be reimbursed by the Employer or, at the Corporation's direction, from the Trustee.

     A Fiduciary may delegate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the management or control of the Fund except through the employment of an investment manager as provided in Section 7.03 and in the Trust Agreement relating to the Fund.

     Section 7.02 Corporation - The Corporation has established and maintains the Plan for the benefit of Participants, Former Participants and Beneficiaries, and therefore retains control of the operation and administration of the Plan and shall be designated the plan administrator of the Plan within the meaning of Section 3(16)(A) of ERISA. The
Corporation in accordance with specific provisions of the Plan has, as herein indicated, delegated certain of these rights and obligations to the Employer, the Trustee and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

     The Employer shall indemnify each member of the Board, the Committee, the Trustee and any other person to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of their fiduciary duties, responsibilities and obligations under the Plan and under ERISA, except for liabilities and claims arising from such fiduciary's willful misconduct or gross negligence. For such purpose, the Employer may obtain, pay for and keep current a policy or policies of insurance, which insurance, shall not, however, release the Employer from liability under this provision.

     The Employer shall supply such full and timely information for all matters relating to the Plan as (a) the Committee, (b) the Trustee, and (c) the accountant engaged on behalf of the Plan by the Corporation may require for the effective discharge of their respective duties.

     Section 7.03 Trustee - The Trustee, in accordance with the Trust Agreement, shall have exclusive authority and discretion to manage and control the Fund, except that the Corporation may in its discretion employ at any time and from time to time an investment manager (as defined in Section 3(38) of ERISA) to direct the Trustee with respect to all or a designated portion of the assets comprising the Fund.

     Section 7.04 Administrative Committee - The Corporation by action of its Board of Directors shall appoint one (1) or more persons to hold office during the pleasure of the Board of Directors. Such committee to be known as the Committee. The members of the Committee under the Monroe County Bank Profit Sharing Plan as in effect on December 31, 1975 shall constitute the Committee hereunder unless or until replaced. No compensation shall be paid members of the Committee from the Fund for service on such Committee. The Committee shall choose from among its members a secretary. Any action of the Committee shall be determined by the vote of a majority of its members. The secretary may execute any certificate or other written direction on behalf of the Committee.

     The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. Meetings may be called by the secretary or any two (2) members. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

     In accordance with the provisions hereof, the Committee has been delegated certain administrative functions relating to the Plan with all powers necessary to enable it properly to carry out such duties. The Committee shall have no power in any way to modify, alter, add to or subtract from, any provisions of the Plan.

     The Committee shall have power and discretion to construe the Plan, and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and (c) any situation not specifically covered by the provisions of the Plan. No decision of the Committee shall be subject to question by any person except when such decision is arbitrary and capricious. All disbursements by the Trustee, except for the ordinary expenses of administration of the Fund or the reimbursement of reasonable expenses at the direction of the Corporation as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so on a uniform, equitable and non-discriminatory basis.

     The Committee may employ such counsel, accountants, and other agents as it shall deem advisable.

     Section 7.05 Claims for Benefits - All claims for benefits under the Plan shall be submitted to the Committee who shall have the responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Committee may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms. The Committee shall provide Participants and Beneficiaries with all such forms.

     Upon receipt by the Committee of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The Committee shall approve, deny and investigate all questionable claims. In the event any claim for benefits is denied, the Participant or Beneficiary shall be notified of such decision in accordance with the provisions of Section 7.06.

     Section 7.06 Claims Procedures - The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety
(90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

Section 7.06(a) - The specific reason or reasons for the denial;

Section 7.06(b) - Specific references to the pertinent Plan provisions on which the denial is based;

Section 7.06(c) - A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

Section 7.06(d) - An explanation of the Plan's claim review procedures.

     If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

     In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

Section 7.06(e) may request in writing that the Committee review the denial;

Section 7.06(f) may review pertinent documents; and

Section 7-06(g) may submit issues and comments in writing.

     The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

     Section 7.07 Records - All acts and determinations of the Committee shall be duly recorded by the secretary and all such records, together with such other documents as may be necessary in exercising its duties under the Plan shall be preserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by the Corporation. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by the Corporation, for the effective discharge of their respective duties.

     Section 7.08 Missing Persons - The Committee shall direct the Trustee to make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provision in the Plan to the contrary, if, after a period of five (5) years from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall be construed as if the Employee had died. Before this provisions becomes operative, the Trustee shall send a certified letter to all such persons at their last known address advising them that their interest or benefits under the Plan shall be so construed. Any such amounts shall be held by the Trustee for a period of three (3) additional years (or a total of eight (8) years from the time the behests first become payable). If no distributed can be found, then any unclaimed benefits shall be dealt with according to the laws of the State of Alabama pertaining to abandoned intangible personal property held in a fiduciary capacity.

                                  43

                             ARTICLE VIII
                 AMENDMENT AND TERMINATION OF THE PLAN

     Section 8.01 Amendment of the Plan - The Corporation shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liability of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount of benefits which at the time of any such modification, alteration or amendment shall have accrued for any Participant or Beneficiary hereunder shall not be adversely affected thereby; and provided, further, that no such amendment shall have the effect of reverting to the Employer any part of the principal or income of the Fund; and provided, further, that no such amendment shall have the effect of reducing the nonforfeitable percentage of benefits accrued to any Participant unless any such Participant who has completed at least three
(3) Years of Service with the Employer, may elect during the period (which begins no later than the date such amendment is adopted and ends no earlier than the later of (i) the date which is sixty (60) days after the date the amendment is adopted, or (ii) the date which is sixty (60) days after the date the amendment becomes effective, or (iii) the date which is sixty (60) days after the date the Participant is issued written notice of the amendment by the Committee) to have the nonforfeitable percentage of his accrued benefit derived from employer contributions determined without regard to such amendment.

     Notwithstanding anything contained herein to the contrary, no amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution for any behests accrued under the Plan prior to such amendment.

     Section 8.02 Termination of the Plan - The Employer expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and each Employer reserves the right at any time by action of its board of directors to terminate the Plan as applicable to itself without prior notice and for any reason. If the Plan is terminated or partially terminated or Contributions are completely discontinued, each Participant affected thereby shall be then fully vested in the amount to his credit in his Profit Sharing Account.

                                  44

     In the event of termination of the Plan by an Employer, the Committee shall value the Fund as of the date of termination. That portion of the Fund applicable to any Employer for which the Plan has not been terminated shall be unaffected. The Profit Sharing Accounts of the Participants and Beneficiaries affected by the termination, as determined by the Committee, shall continue to be administered as a part of the Fund or distributed to such Participants or Beneficiaries pursuant to Section 5.07.

                                  45

                              ARTICLE IX
           PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN

     Section 9.01 Method of Participation - Any corporation which is a member of the same controlled group of corporations, as determined pursuant to IRC Sections 414(b), (c), (m) and (a), as the Corporation, with the approval of the Board, by taking appropriate board action may become a party to the Plan, by adopting the Plan. Any corporation which becomes a party to the Plan shall thereafter promptly deliver to the Trustee provided for in Article VII hereof a certified copy of the resolutions or other documents evidencing its adoption of the Plan and also a written instrument showing the Board's approval of such corporation's becoming a party to the Plan. The Plan shall be maintained as a single Plan for all participating Employers.

Section 9.02 Withdrawal - Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six (6) months advance notice in writing of its or their intention to withdraw to the Board and the Committee (unless a shorter notice shall be agreed to by the Board).

     Upon receipt of notice of any such withdrawal, the Committee shall certify to the Trustee the equitable share of such withdrawing Employer in the Fund, as applicable (to be determined by the Committee.)

     The Trustee shall thereupon set aside from the Fund then held by it such securities and other property as it shall, in its sole discretion, deem to be equal in value to such equitable share. If the Plan is to be terminated with respect to such Employer, the amount set aside shall be dealt with in accordance with the provisions of Section 8.02. If the Plan is not to be terminated with respect to such Employer, the Trustee shall turn over such amount to such trustee as may be designated by such withdrawing Employer, and such securities and other property shall thereafter be held and invested as a separate trust of the Employer which has so withdrawn, and shall be used and applied according to the terms of a new agreement and declaration of trust between the Employer so withdrawing and the trustee so designated.

                                  46

     Neither the segregation of the Fund assets upon the withdrawal of an Employer, nor the execution of a new agreement and declaration of trust pursuant to any of the provisions of this Section, shall operate to permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

                              ARTICLE X
                      TOP HEAVY PLAN PROVISIONS

     Section 10.01 General - Notwithstanding anything contained herein to the contrary, in the event that this Plan when combined with all other plans required to be aggregated pursuant to IRC Section 416(g) is deemed to be a Top Heavy Plan for any Plan Year, the following conditions shall become operative.

     Section 10.02 Definitions - For purposes of this Article, the following definitions shall be applicable:

Section 10.02(a) Key Employee means any Employee, former Employee or beneficiary of a former Employee in an Employer plan (which is qualified under IRC Section 401(a)) who at any time during the Plan Year or any of the four
(4) preceding Plan Years is:

(i) an officer of the Employer having annual compensation greater than fifty percent (50%) of the amount in effect under IRC Section 415(b)(1)(A) for any such Plan Year;

(ii) one (1) of the ten (10) Employees having annual compensation from the Employer of more than the limitation in effect under IRC Section 415(c)(1)(A) and owning (or considered as owning within the meaning of IRC Section 318) more than a one-half of one percent (1/2 of 1%) interest and the largest interest in the Employer. With respect to this subsection, if two (2) Employees have the same ownership interest in the Employer, the Employee having the greater annual compensation shall be treated as having a larger interest.

(iii) a five percent (5%) owner of the Employer; or

(iv) a one percent (1%) owner of the Employer having annual compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

     For purposes of this Section 10.02(a), "compensation" shall have the same meaning as in Section 1.27, without regard to the limitation under IRC Section 401(a)(17). This definition shall be interpreted consistent with IRC Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition, inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 10.02(b) Non-Key Employee means an Employee, former Employee or beneficiary of a former Employer who is not a Key Employee.

Section 10.02(c) Top Heavy Plan generally means on or after January 1, 1984, any plan under which, as of any Determination Date the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees.

For purposes of this definition:

(i) If such plan is a Defined Contribution Plan, the present value of cumulative accrued benefits shall be deemed to be the market value of all participant accounts under the Plan as of the Top Heavy Valuation Date plus contributions to the Plan as of the Determination Date. If the plan is a Defined Benefit Plan, the present value of cumulative accrued benefits shall be deemed to be the lump sum present value of a participant's accrued benefit under such plan calculated on the basis of interest and mortality as set forth in said plan. Notwithstanding the above, for purposes of determining the present value of the cumulative accrued benefits, distributions made within a five (5) year period ending on the Determination Date must be included. If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of cumulative accrued benefit shall not be taken into account in the testing procedure herein described.

(ii) A plan shall be considered a Top Heavy Plan for any Plan Year if, on the last day of the preceding Plan Year, the above rules were met. For the first Plan Year that the Plan shall be in effect the determination of whether said Plan is a Top Heavy Plan shall be made as of the last day of such Plan Year.

(iii) Each Plan of the Employer required to be included in an Aggregation group" shall be treated as a Top Heavy Plan if such group-is a top heavy group.

(iv) The term "aggregation group" means

 (A) each plan of the Employer which is currently effective or which has terminated within the five (5) year period ending on the Determination Date in which a Key Employee is a Participant in the Plan Year containing the year of determination or any of the four (4) preceding Plan Years; and

 (B)    each other plan of the Employer which enables any plan in
        (A) to meet the requirements of IRC Sections 401(a)(4) or 410.

        A permissive aggregation group consists of plans of the Employer that are required to be aggregated, plus one (1) or more plans of the Employer that are not part of a required aggregation group but that satisfy the requirements of IRC Sections 401(a)(4) and 410 when considered together with the required aggregation group.

(v) If any individual has not performed any service for the Employer at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual shall not be taken into account in the testing procedure herein described.

(vi) This definition shall be interpreted consistent with IRC
Section 416 and rules and regulations issued thereunder. Further, such law and regulations shall be controlling in all determinations under this definition inclusive of any provisions and requirements stated thereunder but hereinabove absent.

Section 10.02(d) Determination Date means the last day of the Plan Year preceding the Plan Year in which the determination is being made. (In the case of the first Plan Year, Determination Date means the last day of such Plan Year.)

Section 10.02(e) Top Heavy Valuation means the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date.

     Section 10.03 Minimum Top Heavy Contribution - In the event the Plan becomes Top Heavy in a Plan Year beginning on or after January 1, 1984 in which it is not a terminated Plan, the Employer shall contribute to the Plan for such Plan Years in which the Plan is Top Heavy an amount necessary, if any, to provide a minimum contribution on behalf of:

(i) all Participants who are Non-Key Employees and who have not separated from the service of the Employer by the last day of the Plan Year in which the Plan is Top Heavy; and

(ii) all Non-Key Employees who have become Participants in the Plan but subsequently fail to complete a Year of Service with the Employer.

     Such Minimum Top Heavy Contribution shall be allocated to the Profit Sharing Accounts of such Non-Key Employees on the basis of the ratio that the Non-Key Employees' Compensation bears to the total Compensation of all Non-Key Employees and shall be determined as follows:

(A) the Minimum Top Heavy Contribution shall be the lesser of:
      (i) three (3) percent of such Non- Key Employee's Maximum
      Compensation; and

      (ii) the amount of aggregate Profit Sharing Contributions and allocated Forfeitures made to the Plan for the Plan Year in which the Plan is Top Heavy on behalf of a Key Employee which represents the highest percentage of Maximum Compensation for any Key Employee for such Plan Year.

(B) The Minimum Top Heavy Contribution described above is merely a minimum Employer contribution and is not in addition to any other Contributions the Employer may make to the Plan.

     Section 10.04 Defined Benefit Plan Minimum Accrued Benefit - In the event the Employer shall also maintain a Defined Benefit Plan and such Defined Benefit Plan provides the minimum accrued benefit determined pursuant to IRC Section 416(c)(1), then the adjustment provided in Section
10.05 below shall not be required.

     Section 10.05 Multiple Plan Participation - In the event Section
10.03 or Section 10.04 is applicable, then the multiplier of 1.25 in Sections 4.02(a) and 4.02(c) shall be reduced to 1.0, unless: (i) All plans required to be aggregated and any other plans which may be permissively aggregated pursuant to IRC Section 416(g) are ninety percent (90%) or less Top Heavy, and (ii) The minimum accrued benefit referenced in IRC Section 416(c)(1) is modified by IRC Section 416(h)(2)(A)(ii)(I) or the minimum contribution in subparagraph (c) above is increased from three percent (3%) to four percent (4%).

     Section 10.06 Minimum Vesting - In the event the vesting schedule provided in Section 5.06 is less liberal than the vesting schedule hereinafter provided, then the following vesting schedule shall be substituted for each Participant with an Hour of Service after the plan becomes a Top Heavy Plan, and such schedule shall remain in effect in all future Plan Years.

                                  52

                                   Vested
         Service                 Percentage
 Less than 2 years                    0%
 2 years but less than 3 years       20%
 3 years but less than 4 years       40%
 4 years but less than 5 years       60%
 5 years but less than 6 years       80%
 6 years or more                    100%

     Section 10.07 Top Heavy Contribution - With respect to the operation of these Top Heavy Plan provisions, there shall be no requirement that the entire defined benefit minimum benefit and the defined contribution minimum contribution be provided. To the extent that there shall be a defined benefit accrual of benefit, it shall be controlling. To the extent that there shall be a Contribution by the Employer to a Defined Contribution Plan, then there shall be a determination as to whether the defined contribution amount is comparable to the difference between the defined benefit minimum benefit and the minimum defined benefit accrual of benefit required under IRC
Section 416. In the event that the defined contribution amount shall not be comparable, then the difference shall be provided in the Defined Benefit Plan, unless the next sentence shall apply. Notwithstanding the above, if there shall be a Contribution to a Defined Contribution Plan of the Employer of at least seven and one-half percent (71/2%) of Maximum Compensation to all Non-Key Employees of the Employer, it shall be conclusively presumed that the minimum benefit requirements of Top Heavy Plans have been met.

     Section 10.08 Top Heavy Assumptions - For purposes of determining whether a Defined Benefit Plan is a Top Heavy Plan, calculations shall be based upon actuarial assumptions stipulated in such plan for this purpose. If no assumptions are provided, the calculation shall be based upon The UP-1984 Table of Mortality at five percent (556) interest with such determination being made on the valuation date which occurs within the immediately preceding Plan Year.

                                  53

                              ARTICLE XI
                            MISCELLANEOUS

     Section 11.01 Governing Law - The Plan shall be construed, regulated and administered according to the laws of the State of Alabama except to the extent preempted by the laws of the United States of America.

     Section 11.02 Construction - The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

     Section 11.03 Administrative Expenses - The reasonable expenses of administering the Fund and the Plan may be paid either by the Employer or from the Fund.

     Section 11.04 No Employment Contracts - No Participant in the Plan shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in or to the Fund other than as specifically provided herein. No Participant or Beneficiary shall have or acquire any right to any benefit hereunder, the payment of which would cause the Plan to fail to qualify as a tax-exempt employee profit-sharing plan pursuant to the IRC. The Employer shall not be liable for the payment of any benefit provided for herein. All benefits hereunder shall be payable only from the Fund.

     Section 11.05 Spendthrift Clause - Except as provided in IRC Section 401(a)(13)(B) related to qualified domestic relations orders (as defined in IRC Section 414(p)), none of the benefits, payments, proceeds, or distributions under this Plan shall be subject to the claim of any creditor of the Participant or to the claim of any creditor of any Beneficiary hereunder or to any legal process by any creditor of such Participant or of any such Beneficiary; and neither such Participant or any such Beneficiary shall have any right to alienate, commute, anticipate, or assign any of the benefits, payments, proceeds or distributions under this Plan.

                                  54

     If the Committee determines that any person entitled to any payments under the Plan has become insolvent or bankrupt or has attempted to anticipate, sell, transfer, assign, pledge, encumber, charge or otherwise in any manner alienate any benefit or other amount payable to him under the Plan or that there is any danger of any levy or attachment or other court process encumbrance on the part of any creditor of such person entitled to payments under the Plan, against any benefit or other amounts payable to such person, the Committee may, at any time, in its discretion, direct the Trustee to withhold any or all payments to such person under the Plan and apply the same for the benefit of such person in such manner and in such proportion as the Committee may deem proper. Notwithstanding anything contained herein to the contrary, with respect to a debt due by the Participant to the Employer, a Participant, spouse or Beneficiary in pay status may assign or alienate rights to future benefit payments provided that any such assignment or alienation:

Section 11.05(a) is voluntary and revocable;

Section 11.05(b) does not exceed ten percent (10%) of any benefit payment;

Section 11.05(c) is neither for the purpose, nor has the effect, of defraying Plan administrative costs; and

Section 11.05(d! the Employer files a written acknowledgement with the Committee within ninety (90) days of the assignment that the Employer has no enforceable right in, or to, any part of a Plan benefit payment except as may be assigned pursuant to this Section.

     Section 11.06 Merger. Consolidation or Transfer - In the event of the merger or consolidation of the Plan with another plan or transfer of assets or liabilities Mom the Plan to another plan, each then Participant or Beneficiary shall not, as a result of such event, be entitled, on the day following such merger, consolidation or transfer under the termination of the Plan provisions, to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated.

                                  55

     Section 11.07 Return of Contributions - Notwithstanding anything herein to the contrary, a Contribution which was (a) made by a mistake of fact, or (b) in an amount that exceeded the deductible limits on such Contribution as set forth under IRC Section 404, shall be returned to the Employer by the Trustee within one (1) year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. Notwithstanding the preceding, any Contributions returned due to a mistake of fact or disallowance of a tax deduction shall not include investment earnings and must be reduced by its share of investment losses. Any determination under item (b) above shall be made by the Internal Revenue Service or in such manner as may be permitted by the Internal Revenue Service.

     Section 11.08 Indemnification - The Employer shall indemnify and hold harmless each person or persons who may serve on the Committee from any and all claims, losses, damages, expenses (including attorney's fees), and liability (including any amounts paid in settlement) arising from any act or omission of such member, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. No Plan assets may be used for any such indemnification.

     Section 11.09 Counterparts - The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

     Section 11.10 Maximum Deductible Contribution - In no event shall the Corporation be obligated to make a Contribution for a given Plan Year in excess of the maximum amount deductible for the Corporation under IRC
Section 404(a)(3)(A), or any statute or rule of similar import.

     Section 11.11 Payment of Employer Contributions to Trustee - Each Employer shall pay to the Trustee its Contributions for each Plan Year within the time prescribed by law, including extensions of time for the filing of its federal income tax return for such Plan Year.

                                  56

     Section 11.12 Notification of Individual Account Balance - After the close of each Plan Year or more frequently as determined by the Committee, the Committee shall notify each Participant of the amount of his share in the Adjustments and Contributions for the Plan Year (or other period) just completed, and the new balance of his Profit Sharing Account.

     Section 11.13 Exclusive Benefit - The Employer shall be entitled to no part of the corpus or income of the Fund and no part thereof shall be used for or diverted to purposes other than for the exclusive benefit of Participants, former Participants, surviving Spouses and Beneficiaries hereunder except as provided in Section 11.07.

     Section 11.14 Severability - If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

     Section 11.15 Misstatement - A misstatement of age, sex, length of Service, date of employment or birth, or compensation of a Participant, or any other such matter, shall be corrected when it becomes known that any such misstatement of fact has occurred.

     Section 11.16 Receipt Prior to Payment - The Trustee, the Committee, or the Employer, jointly or severally, may, but need not, require a written receipt as a condition precedent to any payment called for by the Plan to be made to a Participant, surviving Spouse, Beneficiary, or to their heirs, successors, executors and legal representatives.

     Section 11.17 Payments to Minors and Incompetents - Should any Participant, former Participant, surviving Spouse or Beneficiary be a minor or in the judgment of the Committee, be physically or mentally incapable of personally receiving and giving a valid receipt for any payment due him under the Plan, the Committee may make such payment or any part thereof to or for the benefit of such Participant, former Participant, surviving Spouse or Beneficiary, or directly to or for the benefit of any person determined by the Committee to have incurred expense or

                                  57

assumed responsibility for the expenses of such Participant, surviving Spouse or Beneficiary. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of all liability for the making of such payment under the provisions of the Plan.



                                  58

                              ARTICLE XII
                         ADOPTION OF THE PLAN

     Anything herein to the contrary notwithstanding, this Plan is amended and maintained under the condition that it shall continue to be approved and qualified by the Internal Revenue Service under IRC Section 401(a) and that the Trust hereunder is exempt under IRC Section 501(a), or under any comparable Sections of any future legislation which amends, supplements or supersedes such Sections. In the event that it should be found by the Internal Revenue Service that the Plan as amended and restated hereby is not qualified, the Corporation may modify the Plan to meet Internal Revenue Service requirements.

     As evidence of its adoption of the Plan, The Monroe County Bank has caused this instrument to be signed by its officers thereunder duly authorized, and its corporate seal to be affixed here to this 12th day of December, 1995.


                              THE MONROE COUNTY BANK

                              By:/s/Haniel F. Croft
                          (Title)President and CEO

ATTEST:

By:/s/Paul P. Redmond, Jr.

                                  59